Shareholders' current account

between

Mr Heinz Jürgen Scholz, Horgen
(hereafter referred to as HJS)

and

DWM Petroleum AG, Baar
(hereafter referred to as DWM)

I. PREAMBLE

A current account-based loan exists between HJS and DWM, with the possibility of an alternating obligation.

Il. PAYING OUT/PAYING lN

Withdrawals and deposits by HJS are debited from or credited to the current account on a continual basis. Further claims by HJS or DWM against the other party to the contract are also debited tram or credited to the current account on a continual basis.

III. LIMITS

CHF 1,000,000 on both sides.

IV. INTEREST / REPAYMENT OBLIGATION

1. Interest
a. The current account interest is laid down once a year, each year, taking into account the underlying tax conditions laid down by the Swiss tax authorities.

2. Repayment obligation
a. For the time being, there is no specified repayment obligation.

V. SURETIES

1. None

VI. TERM OF THE CONTRACT

1. None

VII. APPLICABLE LAW AND COURT OF JURISDICTION

The legal relationship is subject to Swiss law. The court of jurisdiction and place of fulfillment of the contract is that of the head office of DWM.

Date, place: 05/09/2005, Horgen

Heinz Jűrgen ScholzDWM Petroleum AG

/s/ Heinz Jűrgen Scholz/s/ DWM Petroleum AG